UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006 (August 14, 2006)

GENESIS BIOVENTURES, INC.
(Exact name of Registrant as specified in charter)

New York	0-14213	98-0225226
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3033 King George Highway, #1A
Surrey, British Columbia, Canada V4P-1B8
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 542-0820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On August 14, 2006, RedChip Visibility issued an initial report (the “Initial Report”) with respect to the Registrant, therein providing investment highlights and an overview of the Registrant’s business and execution strategy, and including an income statement and public comparables.

A copy of the Initial Report is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Document

99.1  Initial Report dated August 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006	GENESIS BIOVENTURES, INC.

	By:	/s/ Douglas C. Lane
Douglas C. Lane
Chief Executive Officer